                                                                     EXHIBIT 4.2

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. NEITHER THE OFFERING OF THESE SECURITIES NOR ANY OFFERING MATERIALS HAVE BEEN REVIEWED BY ANY ADMINISTRATOR UNDER THE ACT OR ANY APPLICABLE STATE SECURITIES LAWS.

                        WARRANT TO PURCHASE COMMON STOCK

Company: Community IQ.Com, Inc.,a Washington corporation

Issue Date: ________,2001

Expiration Date: Fifth Anniversary of the Issue Date (Subject to Section 6(a))

      THIS WARRANT CERTIFIES THAT, in consideration for the extension of a loan evidenced by Company's convertible promissory note of even date (the "NOTE"), _______ or permitted assignee ("HOLDER"), is entitled to purchase the number provided below of fully paid and nonassessable Common Shares of Community IQ.Com, Inc. (the "COMPANY") at the initial exercise price per share (the "WARRANT PRICE") provided below, subject to the provisions and upon the terms and conditions set forth in this Warrant.

      Number of Common Shares: This Warrant entitles the Holder to purchase, for each 10 Preferred Shares into which the Note is converted pursuant to its terms (or would have been converted, had the Note still been outstanding but had stopped accruing interest as of the date of its repayment in full) in the Company's next round of equity financing yielding proceeds to the Company of at least Five Million Dollars ($5,000,000) (the "NEXT EQUITY FINANCING"), a total of 4 of the companies Common Stock. This Warrant also entitles the Holder to purchase shares of the companies Common Stock equal to the Value of the Note divided by $500,000 (Note holders Pro Rata share) times ten percent of the number of fully diluted outstanding shares after the conversion of the Note and the effect of an associated Next Equity Financing.

      Warrant Price: Holder shall be entitled to purchase such Common Shares at a price of $0.001 per share.

      The Common Shares purchasable upon exercise of this Warrant (the "SHARES") and the purchase price per share (the "WARRANT PRICE") shall be adjusted from time to time pursuant to the provisions of this Warrant.

      1.    EXERCISE.

            (a)   METHOD OF EXERCISE.

                  (i) The Holder shall exercise this Warrant, in whole or in part, at any time and from time to time, at or prior to its expiration, by surrendering it at the principal offices of the Company, together with either
(i) a duly executed and completed subscription in substantially the form of the Subscription Notice attached hereto as Exhibit A, and a check payable to the Company in the amount equal to the aggregate Warrant Price for the number of Shares being purchased, or (ii) a duly executed and completed Conversion Notice in the form attached hereto as Exhibit B. Upon exercise through a conversion (without payment by the Holder of the Warrant Price and with Company retaining out of this Warrant a sufficient number of Shares to pay for the relevant Warrant Price), the Holder shall be entitled to receive that number of Warrant Shares equal to the quotient obtained by dividing ((A-B) x C) by A, where:

                  A = The Fair Market Value of one (1) Share on the date of exercise of the Warrant;

                  B = The per share Warrant Price; and

                  C = The total number of Shares subject to purchase upon exercise of the Warrant.

If the above calculation results in a number less than one (1), then no Shares shall be issuable or issued pursuant to a conversion.

                  (ii) For purposes of the foregoing, the term "Fair Market Value" of a Warrant Share shall be as determined in good faith by the Board of Directors of the Company.

            (b) DELIVERY OF CERTIFICATE AND NEW WARRANT. Promptly after Holder exercises this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised and has not expired, a new Warrant representing the Shares not so acquired.

(c) REPLACEMENT OF WARRANTS. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

      2. ADJUSTMENTS TO THE SHARES.

            (a) STOCK SPLITS AND DIVIDENDS. If outstanding Shares shall be subdivided into a greater number of shares or a dividend of Shares shall be paid, the Warrant Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding Shares shall be combined into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Warrant Price, the Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Warrant Price in effect immediately prior to such adjustment, by (ii) the Warrant Price in effect immediately after such adjustment.

            (c) RECLASSIFICATION, ETC. In case there occurs any reclassification or change of the outstanding securities of the Company or any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof, then and in each such case the Holder, upon the exercise hereof any time after the consummation of such reclassification, change, or reorganization shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such Holder would have been entitled upon such consummation is such Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment pursuant to the provisions of this Section 2.

            (d) ADJUSTMENT CERTIFICATION. When any adjustment is required to be made in the Shares or the Warrant Price pursuant to this Section 2, the Company shall promptly mail to the Holder a certificate setting forth (i) a brief statement of the facts requiring such adjustment, (ii) the Warrant Price after such adjustment and (iii) the kind and amount of stock or other securities or property into which this Warrant shall be exercisable after such adjustment.

            (e) ACKNOWLEDGMENT. In order to avoid doubt, it is acknowledged that the Holder shall be entitled to the benefit of all adjustments in the number of shares of Common Stock of the Company issuable upon conversion of the Preferred Shares of the Company which occur prior to the exercise of this Warrant, including without limitation, any increase in the number of shares of Common Stock issuable upon conversion as a result of a dilutive issuance of capital stock.

            (f) NO IMPAIRMENT. The Company shall not, by amendment of its Articles of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out all the provisions of this Section 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Section against impairment.

      3.    REPRESENTATIONS AND COVENANTS OF THE COMPANY.

            (a) REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to the Holder that:

                  (i) Organization. The Company is a corporation duly organized, validly existing under the laws of the State of Washington and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted, to execute and deliver this Warrant, to issue and sell the Common Stock to carry out the provisions of this Warrant.

                  (ii) Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Warrant, the performance of all obligations of the Company hereunder and the authorization, issuance (or reservation for issuance), sale, and delivery of the Common Shares issuable upon exercise of this Warrant subject to the required approval by the Company's Board of Directors and the filing with the Secretary of State of the State of Washington of amended and/or restated articles of incorporation that designate the rights and preferences of this Warrant, when executed and delivered, will constitute valid and legally binding obligation of the Company, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance.

                  (iii) Shares. All Shares that may be issued upon the exercise of this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon payment of the Warrant price and issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

                  (iv) Offering. Subject in part to the truth and accuracy of Holder's representations set forth in this Warrant, the offer, sale and issuance of the Common Shares as contemplated by this Warrant will be exempt from the registration requirements of the Securities Act, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

            (b)   NOTICE OF CERTAIN EVENTS. IN CASE:

                  (i) the Company shall take a record of the holders of its Preferred Shares (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

                  (ii) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is surviving entity), or any transfer of all or substantially all of the assets of the Company, or

                  (iii) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, or

                  (iv) of any redemption of the Preferred Shares or mandatory conversion of the Preferred Shares into Common Stock of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of records of Preferred Shares (or such other stock or securities at the time deliverable upon such reorganization, reclassifications, consolidation, merger, transfer, dissolution, liquidation, winding-up, redemption or conversion) are to be determined. Such notice shall be mailed at least ten (10) days prior to the record date for the event specified in such notice.

      4.    REPRESENTATIONS AND COVENANTS OF THE HOLDER.

            (a) PURCHASE ENTIRELY FOR OWN ACCOUNT. The Holder acknowledges that this Warrant is given to the Holder in reliance upon the Holder's representation to the Company, which by its acceptance of this Warrant the Holder hereby confirms, that the Warrant, the Shares and the Common Stock issuable upon conversion of the Shares (collectively, the "SECURITIES") being acquired by the Holder are being acquired for investment for the Holder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Warrant, the Holder further represents that the Holder does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. The Holder represents that it has full power and authority to enter into this Warrant. The Holder has not been formed for the specific purpose of acquiring any of the Securities.

            (b) DISCLOSURE OF INFORMATION. The Holder has had an opportunity to discuss the Company's business, management, financial affairs and the terms and conditions of the offering of the Securities with the Company's management and has had an opportunity to review the Company's facilities. The Holder understands that such discussions, as well as the written information issued by the Company, were intended to describe the aspects of the Company's business that it believes to be material.

            (c) RESTRICTED SECURITIES. The Holder understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act that depends on, among other things, the bona fide nature of the investment intent and the accuracy of the Holder's representations as expressed herein. The Holder understands that the Securities are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Holder must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available, the Holder acknowledges that the Company has no obligation to register or qualify the Securities for resale. The Holder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period of the

Securities, and on the requirements relating to the Company that are outside the Holder's control, and that the Company is under no obligation and may not be able to satisfy.

            (d) No PUBLIC MARKET. The Holder understands that no public market now exists for any of the Securities issued by the Company, that the Company has made no assurances that a public market will ever exist for the Securities.

            (e) LEGENDS. The Holder understands that the Securities, and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:

                  (i) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT."

                  (ii) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

      5.    TRANSFERS.

            (a) UNREGISTERED SECURITY. Each holder of this Warrant acknowledges that this Warrant, the Shares and the Common Stock of the Company have not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant, any of the Shares issued upon its exercise or any Common Stock issued upon conversion of the Shares in the absence of (i) an effective registration statement under the Securities Act as to this Warrant, such Shares or such Common Stock and registration or qualification of this Warrant, such Shares or such Common Stock under any applicable U.S. federal or state securities law then in effect, or (ii) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required. Each certificate or other instrument for the Shares issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect .

            (b) TRANSFERABILITY. Subject to the provisions of Section 5(a) hereof, this Warrant and all rights hereunder are transferable upon surrender of the Warrant with a properly executed assignment at the principal office of the Company, provided, however, that this Warrant may not be transferred unless (i) the Company consents to the transfer in writing, which consent shall not be unreasonably withheld and (ii) the transferee acquires the right to purchase the entirety of the Shares hereunder.

            (c) WARRANT REGISTER. The Company will maintain a register containing the names and addresses of the Holders of this Warrant. Until any transfer of this Warrant is made in the warrant register, the Company may treat the Holder of this Warrant as absolute owner hereof for all purposes; provided, however, that if this Warrant is properly assigned in blank, the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary. Any Holder may change such Register Holder's address as shown on the warrant register by written notice to the Company requesting such change.

      6.    MISCELLANEOUS.

            (a) TERMINATION. This Warrant (and the right to purchase securities upon exercise hereof) shall terminate upon the earliest to occur of (i) the Expiration Date first stated above, (ii) the sale, conveyance or disposal of all or substantially all of the Company's property or business to an unaffiliated entity or the Company's merger into or consolidation with any other corporation in which more than fifty percent (50%) of the voting power of the Company is disposed of, provided that this Section 6(a) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company, or
(iii) the closing of an underwritten public offering pursuant to a registration statement under the Securities Act with aggregate gross proceeds to the Company of at least $20,000,000 (any of the foregoing events, a "TERMINATION EVENT"). The Company shall give Holder written notice of Holder's right to exercise this Warrant not more than 90 days and not less than 20 days before the occurrence of a Termination Event.

            (b) RESERVATION OF STOCK. The Company will at all times reserve and keep available, solely for the issuance and delivery upon exercise of this Warrant, such Common Shares and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

            (c) NO RIGHTS AS STOCKHOLDER. Until the exercise of this Warrant, the Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

            (d) NO FRACTIONAL SHARES. No fractional Shares will be issued in connection with any exercise hereunder. In lieu of any fractional shares that would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Shares on the date of exercise, as determined in good faith by the Company's Board of Directors.

            (e) NOTICES. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such Holder from time to time.

            (f) WAIVER. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against that enforcement of such change, waiver, discharge or termination is sought.

            (g) ATTORNEYS' FEES. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

            (h) GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of Washington, without giving effect to its principles regarding conflicts of law.

            (i) VALUE OF THIS WARRANT. The Company and Holder agree and acknowledge that as of the date hereof, this Warrant shall be deemed to have a value of $1,000, and the parties hereby agree to report in manner consistent with the same.

                                      *****

                        WARRANT TO PURCHASE COMMON SHARES

                                 SIGNATURE PAGE

COMMUNITY IQ.COM, INC.

By
    -------------
Its CEO

Address:

Vista.com
11241 Willows Rd., Suite 100
Building C
Redmond, WA 98052

ACCEPTED AND AGREED:

By:

                                    EXHIBIT A

                   (FORM OF SUBSCRIPTION NOTICE TO BE EXECUTED
                           UPON EXERCISE OF WARRANT)

                               SUBSCRIPTION NOTICE

      The undersigned, the registered holder of Warrant No._____(the "Warrant"), issued by Community IQ.Com, Inc. (the "Company"), hereby (1) irrevocably subscribes for________________ shares of______________Common Stock which the undersigned is entitled to purchase under the terms and conditions of the Warrant, (2) makes payment of $___________in full in cash therefor as called for by the Warrant, and (3) directs that the certificates for such shares of_______ Common Stock issuable upon exercise of the Warrant be issued to the undersigned.

      The undersigned represents that the aforesaid shares of______________ Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

Dated: _________________,________.

--------------------------------------------------------------------------------

      NOTICE: The signature on this Subscription Notice must correspond with the name as written upon the face of the Warrant, or upon an assignment form attached hereto.

                                    EXHIBIT B

                    (FORM OF CONVERSION NOTICE TO BE EXECUTED
                           UPON EXERCISE OF WARRANT)

                                CONVERSION NOTICE

      The undersigned, the registered holder of Warrant No.______(the "Warrant"), issued by Community IQ.Com, Inc. (the "Company"), hereby (1) irrevocably elects to convert the Warrant into such number of shares of_______________ Common Stock of the Company as is determined pursuant to the Warrant, which conversion shall be effected pursuant to the terms and conditions of the Warrant, and (2) directs that the certificates for _______________ of such shares of _______________Common Stock issuable upon exercise of the Warrant be issued in the name of and delivered to the undersigned.

      The undersigned represents that the aforesaid shares of____________Common Stock are being acquired for the account of theundersigned for investment and not with a view to, or for resale in connection with the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

Dated: _________________,_________.

--------------------------------------------------------------------------------

      NOTICE: The signature on this Subscription Notice must correspond with the name as written upon the face of the Warrant, or upon an assignment form attached hereto.

                                       B-1